Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Centex Corporation Saving for Retirement Plan of our reports dated February 4, 2009, with respect to the consolidated financial statements of Pulte Homes, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of internal control over financial reporting of Pulte Homes, Inc. filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Detroit, Michigan
August 18, 2009